Exhibit 99.77Q3CERT


Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 72EE, 73A1 and 73A2, 73B, 74U1 and 74U2, and 74V1 and 74V2 correctly, the correct answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

                     Total Income Dividends (000's omitted)
                     --------------------------------------

Share        Select Income     High Yield     Tax-Free Bond     U.S. Government
Class        Fund              Fund           Fund              Securities Fund
--------------------------------------------------------------------------------
Investor     $14,571           $23,044        $8,072            $3,886
Class A      $   201           $   671        $   57            $  171
Class B      $    15           $    66        $   17            $   26
Class C      $    84           $   737        $   74            $  106
Class K      $   228           $    97           N/A               N/A

Item 72EE
Total capital gains distributions for which record date passed during the period

                       Total Capital Gains (000's omitted)
                       -----------------------------------

Share        Select Income     High Yield     Tax-Free Bond     U.S. Government
Class        Fund              Fund           Fund              Securities Fund
--------------------------------------------------------------------------------
Investor     $0                $0             $0                $3,204
Class A      $0                $0             $0                $   73
Class B      $0                $0             $0                $   27
Class C      $0                $0             $0                $  122
Class K      $0                $0             N/A                  N/A


Item 73A1 and 73A2
Distributions per share for which record date passed during the period

                      Dividends from Net Investment Income
                      ------------------------------------

Share        Select Income     High Yield     Tax-Free Bond     U.S. Government
Class        Fund              Fund           Fund              Securities Fund
--------------------------------------------------------------------------------
Investor     $0.2719           $0.2835        $0.6427           $0.1882
Class A      $0.2547           $0.2923        $0.5990           $0.2123
Class B      $0.2318           $0.2614        $0.4991           $0.1314
Class C      $0.2331           $0.2581        $0.5921           $0.1310
Class K      $0.2614           $0.2732        N/A                   N/A


Item 73B
Distributions per share for which record date passed during the period

                                  Capital Gains
                                  -------------

Share        Select Income     High Yield     Tax-Free Bond     U.S. Government
Class        Fund              Fund           Fund              Securities Fund
--------------------------------------------------------------------------------
Investor     $0.0000           $0.0000        $0.0000           $0.1516
Class A      $0.0000           $0.0000        $0.0000           $0.1516
Class B      $0.0000           $0.0000        $0.0000           $0.1516
Class C      $0.0000           $0.0000        $0.0000           $0.1516
Class K      $0.0000           $0.0000        N/A                   N/A

Item 74U1 and 74U2
Number of shares outstanding

                       Shares Outstanding (000's omitted)
                       ----------------------------------

Share        Select Income     High Yield     Tax-Free Bond     U.S. Government
Class        Fund              Fund           Fund              Securities Fund
--------------------------------------------------------------------------------
Investor     48,321            79,106         12,146            16,475
Class A         657             5,754            125             1,010
Class B         100               607             42               174
Class C         297             4,469            110               537
Class K         778               340            N/A               N/A



Item 74V1 and 74V2
Net asset value per share (to nearest cent)

                            Net Asset Value Per Share
                            -------------------------

Share        Select Income     High Yield     Tax-Free Bond     U.S. Government
Class        Fund              Fund           Fund              Securities Fund
--------------------------------------------------------------------------------
Investor     $5.26             $3.70          $15.28            $7.39
Class A      $5.23             $3.73          $15.25            $9.03
Class B      $5.26             $3.68          $15.28            $7.40
Class C      $5.26             $3.68          $17.27            $7.38
Class K      $5.26             $3.67          N/A               N/A